UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023 (November 1, 2023)

UNION CARBIDE CORPORATION

(Exact name of Registrant as specified in its charter)

New York	1-1463	13-1421730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 State Highway 185 North, Seadrift, Texas	77983
(Address of principal executive offices)	(Zip code)

(361) 553-2997

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Corporate Reorganization and the other information set forth below in Item 2.01 of this Current Report on Form 8-K under the caption “(B) The Contributions,” Union Carbide Corporation (the “Corporation”) and its parent, The Dow Chemical Company (“Dow”), entered into an agreement, dated as of November 1, 2023 (the “Designation Agreement”), whereby Dow designates the Corporation to provide or receive site services as defined under certain supplemental agreements between Dow and other Dow entities, as applicable, each entered into pursuant to a Master Site Services Agreement, dated as of November 1, 2023, by and between Dow and another wholly-owned subsidiary of Dow (“AssetCo”). In accordance with such designation, the Corporation shall be entitled to exercise Dow’s rights as the service recipient under the supplemental agreements, and the Corporation shall satisfy Dow’s obligations as the service provider under the supplemental agreements.

The foregoing description of the Designation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Designation Agreement, which the Corporation will file with the U.S. Securities and Exchange Commission as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2.01 Completion of Acquisition or Disposition of Assets.

(A) The Corporate Reorganization

The Corporation, and its subsidiaries and affiliates (each, a “UCC Entity”), are contemplating entering into a series of related party transactions involving Dow and its subsidiaries and affiliates (together with the UCC Entities, the “Dow Entities” and collectively, the “Dow Group”) (collectively, the “Corporate Reorganization”), whereby the Corporation and certain other Dow Entities would indirectly contribute to a newly-formed Dow Entity (“NewCo”) certain assets that currently support the production of products by the Dow Group, but are not product-producing assets themselves (“Contributed Assets”). The Corporate Reorganization is a result of the Corporation and Dow’s application of a best-owner mindset when reviewing such non-product producing assets. The Corporate Reorganization is expected to allow the Corporation and Dow to have more visibility into the operations and economics of the impacted assets.

(B) The Contributions

On November 1, 2023, the Corporation successively (i) entered into a Contribution Agreement with AssetCo (the “Asset Contribution Agreement”), and (ii) entered into a Contribution Agreement with NewCo (the “Unit Contribution Agreement”), pursuant to and as a result of which:

(1)    the Corporation contributed to AssetCo certain of the Corporation’s Contributed Assets in exchange for the issuance by AssetCo to the Corporation of units of membership interest in AssetCo (the “AssetCo Units”) reflecting the net proportional value of the Contributed Assets to the net value of AssetCo, based on a third-party appraisal of all assets of AssetCo; and

(2)    in a subsequent step, the Corporation contributed to NewCo certain units of membership interest in certain Dow Entities, including all of the Corporation’s AssetCo Units (the “Contributed Units”) in exchange for the issuance by NewCo to the Corporation of units of membership interest in NewCo (the “NewCo Units”) reflecting the proportional value of the Contributed Units to the value of NewCo, based on a third-party appraisal of NewCo assets.

(C) The NewCo Unit Exchange

As part of the Corporate Reorganization, the Corporation is considering an additional step in which the Corporation would transfer all of its NewCo Units to another Dow Entity in consideration for a related party note receivable issued by another Dow Entity. The Corporation has not made a determination as to whether to proceed with this additional step and no assurance can be given that such a determination will be made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2023

UNION CARBIDE CORPORATION

By:	/s/ RONALD C. EDMONDS
Name: Ronald C. Edmonds
Title: Controller and Vice President of Controllers and Tax
The Dow Chemical Company
Authorized Representative of Union Carbide Corporation